UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2021

Healthcare Business Resources Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-56214	84-3639946
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

718 Thompson Lane, Suite 108-273 Nashville, TN	37204
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 615-856-5542

____________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountants.

(a) Termination of Independent Registered Public Accounting Firm

On December 15, 2021, Healthcare Business Resources Inc. (the “Company”) dismissed Marcum, LLP (“Marcum”) as its independent registered public accounting firm. The Company’s Board of Directors unanimously approved the decision to dismiss Marcum.

Marcum’s reports on the financial statements of the Company for the year ended February 28, 2021 and for the period from September 9, 2019 (inception) to February 29, 2020 did not contain an adverse opinion or disclaimer of opinion, nor were they modified or qualified as to uncertainty, audit scope or accounting principles except that Marcum’s reports on the financial statements of the Company for the year ended February 28, 2021 and for the period from September 9, 2019 (inception) to February 29, 2020 contained the following paragraph:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

There have been no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) and no “reportable event” occurred (as that term is defined in Item 304(a)(1)(v) of Regulation S-K during the fiscal year ended February 28, 2021 and for the period from September 9, 2019 (inception) to February 29, 2020 and the subsequent interim period up to and including the date of Marcum’s dismissal between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Marcum, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the Company’s financial statements for those periods.

The Company provided Marcum with a copy of the disclosures it is making in this Form 8-K and requested that Marcum furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein and, if not, stating the respects in which it does not agree. The Company will file within two business days of its receipt a copy of Marcum’s letter pursuant to an amendment to this Form 8-K.

(b) Appointment of Independent Registered Public Accounting Firm

On December 15, 2021, the Company appointed B F Borgers CPA PC (“BF Borgers”) as its new independent registered public accounting firm commencing for its quarter ending November 30, 2021, and its fiscal year ending February 28, 2022. The Company’s Board of Directors unanimously approved the engagement of BF Borgers.

The Company did not consult with BF Borgers for the year ended February 28, 2021 and for the period from September 9, 2019 (inception) to February 29, 2020 and any subsequent interim period prior to their engagement regarding: (i) the application of accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that BF Borgers concluded was an important factor in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event as defined and described in paragraphs (a)(1)(iv) and (a)(1)(v) of Item 304 of Regulation S-K, promulgated under the Securities Exchange Act of 1934, as amended and there was neither a written report nor oral advice provided to the Company by BF Borgers that BF Borgers concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

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Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

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SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE BUSINESS RESOURCES INC.

Dated: December 20, 2021	By:	/s/ Stephen Epstein
	Name:	Stephen Epstein
	Title:	Chief Executive Officer and Chief Financial Officer

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